                                                                  Exhibit 11.1
                                                                      (1 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)


                                                                                Three Months Ended March 31,
                                                           -----------------------------------------------------------------------
                                                                        1997                                    1996
                                                           ---------------------------------      --------------------------------
                                                                                  Fully                                   Fully
                                                              Primary            Diluted             Primary             Diluted
                                                           --------------     --------------      -----------------   ------------
     I.  Shares Outstanding, September 30                       6,693,646        6,693,646             6,693,646         6,693,646

    II.  Stock Purchased During the Period:

            Stock, net                                              9,778            9,778
            Purchase of treasury stock (weighted)                (925,196)        (925,196)               -                 -
                                                               ----------       ----------            ----------        ----------
                                                                5,778,228        5,778,228             6,693,646         6,693,646

   III.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                 42,004           42,004                19,292            25,756
                                                               ----------       ----------            ----------        ----------

    IV.  Weighted Average Shares and Equivalent Shares          5,820,232        5,820,232             6,712,938         6,717,402
                                                               ==========       ==========            ==========        ==========

     V.  Net Income                                            $2,910,000       $2,910,000            $5,134,000        $5,134,000
                                                               ==========       ==========            ==========        ==========

    VI.  Net Income Per Share                                  $      .50       $      .50            $      .77        $     .76
                                                               ==========       ==========            ==========        =========

                                                                  Exhibit 11.1
                                                                      (2 of 2)

                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)

                                                                                  Six Months Ended March 31,
                                                              ---------------------------------------------------------------------
                                                                         1997                                    1996
                                                              ------------------------------      ---------------------------------
                                                                                  Fully                                   Fully
                                                                 Primary         Diluted               Primary           Diluted
                                                              -------------   --------------      ----------------   --------------
     I.  Shares Outstanding, September 30                       6,693,646        6,693,646             6,693,646         6,693,646

    II.  Stock Purchased During the Period:

            Stock, net                                              4,835            4,835
            Purchase of treasury stock (weighted)                (300,735)        (300,735)                -                 -
                                                               ----------       ----------           -----------       -----------
                                                                6,397,746        6,397,746             6,693,646         6,693,646

   III.  Weighted Equivalent Shares:

            Assumed options and warrants exercised                 32,102           38,335                18,701            25,715
                                                               ----------       ----------           -----------       -----------

    IV.  Weighted Average Shares and Equivalent Shares          6,429,848        6,436,081             6,712,347         6,719,361
                                                               ==========       ==========           ===========       ===========

     V.  Net Income                                            $5,146,000       $5,146,000           $10,628,000       $10,628,000
                                                               ==========       ==========           ===========       ===========

    VI.  Net Income Per Share                                  $      .80       $      .80           $      1.58       $      1.58
                                                               ==========       ==========           ===========       ===========